                             EXHIBIT 10.22

                    IN THE MATTER OF AN ARBITRATION

                UNDER THE RULES OF ARBITRATION OF THE

   INTERNATIONAL CENTRE FOR SETTLEMENT OF INVESTMENT DISPUTES, THE

   CENTRAL AMERICA - UNITED STATES - DOMINICAN REPUBLIC FREE TRADE

       AGREEMENT AND THE FOREIGN INVESTMENT LAW OF EL SALVADOR

COMMERCE GROUP CORP,          )

                              )

          Claimant,           )

                              )

vs.                           )

                              )

REPUBLIC OF EL SALVADOR,      >

                              )

          Respondent.         )

                        NOTICE OF ARBITRATION

     The claimants, Commerce Group Corp. and San Sebastian Gold

Mines, Inc., by their attorneys, Machulak, Robertson & Sodos, S.C.,

hereby request arbitration of a dispute with the respondent,

Republic of El Salvador, under the ICSID Convention and the ICSID

Rules of Procedure for Arbitration Proceedings, as follows:

     1.   This is a request pursuant to Article 36 of the Convention on the Settlement of Investment Disputes Between States and

Nationals of Other States ("ICSID Convention"), Articles

10.16(1)(a), 10.16(l)(b), and 10.16(3)(a) of the Central America -

United States - Dominican Republic Free Trade Agreement

("CAFTA-DR"), and Article 15(a) of the Ley de Inversiones of El

Salvador ("Investment Law") for arbitration under the ICSID

Convention and the ICSID Rules of Procedure for Arbitration

Proceedings.

     2.   The underlying claim is a legal dispute arising directly

out of the claimants' investment. It is a dispute between a

Contracting State, El Salvador, and nationals of another Contracting

State, Commerce Group Corp. and San Sebastian Gold Mines, Inc.

     3.   The Republic of El Salvador is a Contracting Party to the

ICSID Convention, which it signed on June 9, 1982. The ICSID

Convention entered into force in El Salvador on April 5, 1984.   The

United States of America is a Contracting Party to the ICSID

Convention. It signed the Convention on August 27, 1965 and the

Convention entered into force in the United States of America on

October 14, 1966.  is a "national of another Contracting State" for purposes of the ICSID Convention.


     4.   Pursuant to Article 10.27 of CAFTA, service of this Notice of Arbitration may be made on El Salvador using the following address:

               Republic of El Salvador

               Direccion de Administracion de Tratados Comerciales

               Ministerio de Economia

               Alameda Juan Pablo II y Calle Guadalupe, Edificio C 1-C2

               Plan Maestro Centro de Gobierno

               San Salvador   El Salvador

     5.   The claimant, Commerce Group Corp.  ("Commerce") is a

United States corporation organized under the laws of the State of

Wisconsin which has investments in the Republic of El Salvador.

Commerce was organized in 1962 and its common shares have been

publicly traded since 1968.   Commerce's address in the United

States is 6001 North 91st Street, Milwaukee, Wisconsin 53225.

Commerce is a "national of another Contracting State" for purposes of the ICSID Convention.

     6.   The claimant, San Sebastian Gold Mines, Inc. ("Sanseb") is a United States corporation organized under the laws of the State of Nevada on September 4, 1968 which has investments in the Republic of El Salvador.  Commerce owns 82 1/2% of the authorized and issued common shares of Sanseb.  Sanseb's address in the United States is

6001 North 91st Street, Milwaukee, Wisconsin 53225.  Sanseb is a

"national of another Contracting State" for purposes of the ICSID

Convention.

     7.   On September 22, 1987, Commerce and Sanseb entered into a

joint venture agreement (named the "Commerce/Sanseb Joint Venture")

to formalize the relationship between them.  The Commerce/Sanseb

Joint Venture is registered as an operating entity authorized to do business in the State of Wisconsin, U.S.A. and in the Republic of El

Salvador, Central America.  The joint venture agreement authorizes

Commerce to execute agreements on behalf of the Commerce/Sanseb

Joint Venture.  The Commerce/Sanseb Joint Venture  is a "national of another Contracting State" for purposes of the ICSID Convention.

     8.   Mineral San Sebastian, S.A. de C.V. ("Misanse") is an El

Salvadoran corporation formed on May 8, 1960, reinstated on January

25, 1975 and reincorporated on October 22, 1993. Commerce owns 52%

of the authorized and issued common shares of Misanse.

     9.   Starting in 1968, Commerce and Sanseb have been in the

business of the exploration, development, mining, and production of precious metals in El Salvador at the San Sebastian Gold Mine near

Santa Rosa de Lima and at other locations.

     10.  Commerce and Sanseb began producing gold at the San

Sebastian Gold Mine site in 1968.  In February, 1978, they suspended operations because of the war in El Salvador.  The


mill which had been constructed on site at the San Sebastian Gold

Mine was destroyed during the war.  In 1985, Commerce and Sanseb returned to San Sebastian to resume operations and were able to re-hire many of their former employees.

     11.  On July 23, 1987, in a ceremony officiated by former

Presidente Napoleon Duarte, Commerce and  Sanseb were awarded the exploitation concession for the San Sebastian Gold Mine. At this time, the Commerce/Sanseb Joint Venture entered into an agreement with Misanse to lease the 304-acre site of the San Sebastian Gold

Mine and develop the concession.

     12.  In 1993, Commerce/Sanseb acquired a mill for processing gold and silver, known as the San Cristobal Mill and Plant.  This facility is  located on the Pan American Highway west of the city of

El Divisadero.  Commerce/Sanseb purchased the equipment on February

23, 1993 and signed a  lease for the site with CORSAIN on November

12, 1993.  The equipment required extensive retrofitting.   Later,

Commerce/Sanseb purchased a crushing system to be operated at the site of the San Sebastian Gold Mine.

     13.  In September 1993,  Commerce/Sanseb expanded its mining interests when it acquired the El Modesto Mine located near the city of El Paisnal and about 19 miles north of San Salvador, with a view toward future exploration and exploitation concessions.

     14.  Commerce/Sanseb produced 22,710 ounces of bullion

containing 13,305 ounces of gold and 4,667 ounces of silver at the

San Cristobal Mill and Plant from March 1995 through December 31,

1999.  Commerce/Sanseb suspended production intending to expand the facility from its then existing 200-ton-per-day capacity to a

500-ton-per-day operation.

     15.  On September 6, 2002, at a meeting held with the El

Salvadoran Minister of Economy and the Department of Hydrocarbons

and Mines, Commerce/Sanseb agreed to cancel the concession for the exploitation of the San Sebastian Gold Mine obtained on July 23,

1987, in exchange for a new concession.  On August 18, 2003

(delivered August 29, 2003) the Ministry of Economy issued a twenty-year concession.  On May 20, 2004 (delivered June 4, 2004)

the Government of El Salvador extended the exploitation concession for a period of thirty (30) years.

     16.  Commerce/Sanseb applied for and received environmental permits to mine gold ore at the San Sebastian Gold Mine site, and process ore at the San Cristobal Mill and Plant.  On October 15,

2002, the El Salvador Ministry of Environment and Natural Resources

("MARN") issued an environmental permit under Resolution 474-2002 for the San Cristobal Mill and Plant.  On October 20, 2002, MARN

issued an environmental permit under Resolution 493-2002 for the new

San Sebastion Gold Mine exploitation concession.  Financial security bonds were submitted as required.  This permit was later renewed for a three-year period with the issuance of Resolution No.

3026-003-2006 dated January 4, 2006.

     17.  In connection with the new San Sebastian Gold Mine

concession, Commerce/ Sanseb provided a bond to protect third parties against any damage caused from the mining


operations.  Also, on January 14, 2003, the Company entered into an amended and renewed 30-year lease agreement with Misanse.

     18.  On March 3, 2003, the Government of El Salvador granted

Commerce/Sanseb a new exploration license for a 41-square kilometer area (10,374 acres), which surrounded the site of the San Sebastian

Gold Mine and included three other formerly-operated mines (the "New

San Sebastian Exploration License").

     19.  On May 25, 2004, the Government of El Salvador granted

Commerce/Sanseb a new exploration license for an additional 45 square kilometers of area (11,115 acres) to the North of and abutting the New San Sebastian Exploration License area.  This new license area encompassed eight formerly-operated gold and silver mines (the "Nueva Esparta Exploration License").

     20.  After receiving the New San Sebastian Exploration License and the Nueva Esparta Exploration License, Commerce/Sanseb invested resources for the exploration of these areas for precious metals including explorations at the La Lola Mine, the Santa Lucia Mine,

the Tabanco Mine, the Montemayor Mine, and the La Joya Mine.  This

was done with the expectation that Commerce/Sanseb would ultimately receive exploitation concessions for these sites.

     21.  Then, on or about September 13, 2006, MARN delivered to

Commerce/Sanseb's El Salvadoran legal counsel its revocation of the environmental permits issued for the San Sebastian Gold Mine exploitation concession and the San Cristobal Mill and Plant,

effectively terminating Commerce/Sanseb's right to mine and process gold and silver.  This was done without justification or any forewarning.

     22.  On December 6, 2006, Commerce/Sanseb's legal counsel filed with the El Salvadoran Court of Administrative Litigation of the

Supreme Court of Justice two complaints relating to this matter, one for the San Sebastian Gold Mine and the other for the San Cristobal

Mill and Plant.  These legal proceedings have not been resolved.

     23.  On October 10, 2006, Commerce/Sanseb applied to MARN for an environmental permit for its exploration in connection with the

New San Sebastian Exploration License and the Nueva Esparta License.

 MARN did not respond to the request and on March 8, 2007,

Commerce/Sanseb applied to the El Salvador Ministry of Economy for an extension of these exploration licenses, as was its right.  On

October 28, 2008, the Ministry of Economy denied Commerce/Sanseb's application citing Commerce/Sanseb's failure to secure an

environment permit.

     24.  On January 20, 2009, Commerce/Sanseb's legal counsel filed a challenge in the Courts to the government's refusal to honor

Commerce/Sanseb's request to extend its exploration permits pursuant to the terms of the 2002 permits.  These legal proceedings have not been resolved.


     25.  The actions of the El Salvadoran government, through its ministries, reflects an ongoing  government policy since September

2006 to de facto deny foreign companies the right to develop mining interests in the country of El Salvador.

     26.  This policy, as applied, discriminates against foreign investment:

     a.   While the government of El Salvador asserts that the

          current ban on gold and silver mining, and exploration

          connected with such mining, stems from the government's

          desire to protect the environment, the government permits,

          for example, the operation of coffee beneficios which dump liquid residue directly into rivers and other activities

          which are more intrusive on the environment.

     b.   The government's ban on development of gold and silver

          mines applies in practice exclusively to foreign companies.

     c.   The government does not enforce its stated policies

          against native El Salvadorans engaged in gold and silver

          production.

     27.  This policy, as applied, is arbitrary and irrational, and has denied Commerce/Sanseb of its property rights and investment in the country of El Salvador.

     28.  The government of El Salvador's continuing refusal to permit Commerce Group to engage in any exploration or mining activities despite proposals to ensure environmental protection and compliance with the laws of El Salvador, is unreasonable and is in violation of established international commerce law.

     29.  From 1969 forward, Commerce/Sanseb has provided

substantially all of the capital required to develop the mining operation at the San Sebastian Gold Mine, to fund exploration, and to acquire, refurbish and operate the San Cristobal Mill and Plant.

 Commerce/Sanseb has continued to pay and incur expenses, has lost opportunities to secure investment capital, and has been denied the ability to develop and process an estimated 3.5 million ounces of gold, pending its legal efforts to secure the right to develop its investments in the Country of El Salvador.  Commerce/Sanseb's

damages exceed the sum of $100,000,000.

     30.  By its conduct, the Republic of El Salvador has breached its obligations under Section A of CAFTA-DR, including  Article 10.3

(National Treatment),  Article 10.4 (Most-Favored Nation Treatment),

 Article 10.5 (Minimum Standard of Treatment), and Article 14.7

(Expropriation and Compensation).

     31.   Commerce and Sanseb are hereby seeking compensation from

the government of El Salvador for its losses incurred as a result of the government of El Salvador's violation of its obligations under

CAFTA-DR with respect to treatment of foreign investors, including:

     1.   Payment of compensation from the government of El Salvador to Commerce Group in an amount of not less than

          $100,000,000 for its losses; and


     2.   Granting of permits allowing Commerce Group to resume its

          mining activities in the Country of El Salvador subject to reasonable and appropriate environmental protection

          conditions.

     3.   Such other relief as may be available, including payment

          for the costs of these proceedings.

     32.  Pursuant to CAFTA Article 10.16(2), on March 17, 2009,

Commerce and Sanseb served a written notice of its intent to submit a claim to arbitration  (the "Notice of Intent") on the respondent

Republic of El Salvador.  More than ninety (90) days have elapsed between the service of this Notice of Intent and the submission of this claim.

     33.  At least six (6) months have passed since the events

giving rise to the claimants' claim, as required by Section B of

CAFTA Chapter 10 (Article 10 16(3)).

     34.  The claimants consent to submit the present dispute to arbitration under the auspices of ICSID in accordance with the procedures set out in CAFTA.  This Notice of Arbitration signifies the claimants' consent pursuant to Article 10.18.2(a) of CAFTA.

     35.  Pursuant to Article 10.18.4 of CAFTA, the claimants affirm that they have not previously submitted any of the breaches alleged in the present Notice of Arbitration to any other binding dispute resolution procedure for adjudication or resolution.

     36.  As required by Article 10.18.2(b)(ii) of  CAFTA, the

claimants hereby waive their rights to initiate or continue any domestic proceeding with respect to any measure alleged to

constitute a breach for purposes of the present Notice of

Arbitration.  Notwithstanding the foregoing, pursuant to Article

10.18.3 of CAFTA, the claimants reserve the right to initiate or continue any proceedings for injunctive relief not involving the payment of damages before any administrative or judicial tribunal of the Republic of El Salavador, for the purposes of preserving their rights and interests during the pendency of this arbitration.

Copies of the waivers are attached as Exhibit "A" and Exhibit "B".

     37.  The Republic of  El Salvador's  consent to submit the present dispute to arbitration under the auspices of ICSID is contained in Article 10.17 of CAFTA, as well as in Article 15 of the

Investment Law.

     38.  The claimants are represented in this arbitration by their attorneys, Machulak, Robertson & Sodos, S.C., 1733 North Farwell

Avenue, Milwaukee, Wisconsin  53202.  Copies of letters authorizing the representation are attached as Exhibit "C" and Exhibit "D".

     39.  In accordance with CAFTA Article 10.16(6), the claimants hereby appoint Professor Christopher Greenwood, CMG QC, a national of Great Britain, to serve as arbitrator in this arbitration.


     40.  Mr. Greenwood's contact details are as follows:

          Prof. Christopher Greenwood, CMG QC

          Professor of International Law, London School of Economics

DATE OF ISSUE:                MACHULAK, ROBERTSON & SODOS, S.C.

July 2, 2009

                              By:    /s/ John E. Machulak

                                     ____________________________________

                                     John E. Machulak

                                     Machulak, Robertson & Sodos, S.C.

                                     1733 North Farwell Avenue

                                     Milwaukee, Wisconsin   53202

                                     (414) 271-0760

                                     machulak@lawmessage.com

SERVED ON:

Republic of El Salvador

Direccion de Administracion de Tratados Comerciales

Ministerio de Economonia

Alameda Juan Pablo II y Calle Guadalupe, Edificio C1-C2

Plan Maestro Centro de Gobierno

San Salvador - El Salvador

Ambassador Rene Antonio Leon Rodriguez

Embassy of El Salvador

1400 16th Street, NW., Suite 100

Washington, D.C.   22036